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                                                                      Exhibit 13

                     Schedule For Computation of Performance

The performance that appears in Table 1 of the SAI was calculated by reducing the annual total return of the underlying fund by the maximum expense charge of 0.90%. The 0.90% charge is composed of the 0.15% charge for mortality and expense risk and the maximum 0.75% charge for administration. For standardized return, we then assume that the maximum possible withdrawal charge was withdrawn at the end of the period. The following example shows how we calculated the "life of the subaccount" return for the Prudential Value Portfolio:

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Gross Average          Mortality and           Minimum           "Hypothetical"
Annual Total           Expense Risk            Withdrawal         Average Annual
Return Period          and Maximum             Charge             Total Return
Ended 12/31/02         Administrative                             Period Ended
                       Charge                                     12/31/02
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0.32                   0.90%                   5%                 0.32
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